EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Libbey Inc., a Delaware corporation (the “Company”), hereby does constitute and appoint MICHAEL P. BAUER, JUAN AMEZQUITA and JENNIFER M. JAFFEE, with full power to each of them to act alone, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys-in-fact, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys-in-fact and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to annual reports on Form 10-K, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature to annual reports on Form 10-K for the year ending December 31, 2019, or any amendment or papers supplemental thereto; and each of the undersigned hereby does fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 27th day of February, 2020.

/s/ Michael P. Bauer	Chief Executive Officer
Michael P. Bauer

/s/ William A. Foley	Executive Chairman of the Board of Directors
William A. Foley

/s/ John C. Orr	Lead Director
John C. Orr

/s/ Carol B. Moerdyk	Director
Carol B. Moerdyk

/s/ Deborah G. Miller	Director
Deborah G. Miller

/s/ Ginger M. Jones	Director
Ginger M. Jones

/s/ Eileen A. Mallesch	Director
Eileen A. Mallesch

/s/ Steve H. Nave	Director
Steve H. Nave